[EKS&H letterhead]
October 3, 2007
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
Ladies and Gentlemen:
We have read the statements of Silicon Mountain Holdings, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated October 3, 2007 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.
Sincerely,
/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC